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                                                                    EXHIBIT 99.2

                              MASLAND CORPORATION
                       CONSOLIDATED FINANCIAL STATEMENTS


                 INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS



                                                                                        PAGE
                                                                                        ----
Consolidated Balance Sheets as of June 27, 1996 and June 30, 1995                        2

Consolidated Statements of Income for the 363 day period ended June 27, 1996 and         3
 for the year ended June 30, 1995

Consolidated Statements of Cash Flows for the 363 day period ended June 27, 1996 and     4
 for the year ended June 30, 1995

Notes to the Condensed Consolidated Financial Statements                                 5





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


CONSOLIDATED BALANCE SHEETS
MASLAND CORPORATION
(In thousands, except share data)

                                                                                              JUNE 27,       June 30,
                                                                                                1996           1995
                                                                                             (Unaudited)
---------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
    Cash and cash equivalents                                                                $  14,684      $   3,702
    Trade accounts receivable                                                                   82,648         63,984
    Inventories                                                                                 19,762         20,967
    Other                                                                                       24,479         21,586
---------------------------------------------------------------------------------------------------------------------
        Total current assets                                                                   141,573        110,239
---------------------------------------------------------------------------------------------------------------------

Long-Term Assets:
    Property, plant and equipment, net                                                         132,779        106,428
    Intangible assets and goodwill, net                                                         13,987          8,682
    Other                                                                                       29,780          2,639
---------------------------------------------------------------------------------------------------------------------
                                                                                             $ 318,119      $ 227,988
=====================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Trade accounts payable                                                                   $  54,091      $  41,861
    Other current liabilities                                                                   29,811         27,625
    Current portion of long-term debt                                                            1,000          2,179
---------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                               84,902         71,665
---------------------------------------------------------------------------------------------------------------------

Long-Term Liabilities:
    Long-term debt                                                                              95,765         37,008
    Other long-term liabilities                                                                 22,035         22,098
    Minority interest in consolidated subsidiaries                                              12,241          8,992
---------------------------------------------------------------------------------------------------------------------
        Total liabilities                                                                      214,943        139,763
---------------------------------------------------------------------------------------------------------------------

Commitments and contingencies

Shareholders' Equity:
    Common stock, par value $.01 per share, 50,000,000 shares authorized,
     13,590,393 and 13,421,897 shares issued and outstanding at June 27, 1996
     and June 30, 1995, respectively                                                               136            134
    Capital in excess of par value                                                              36,856         35,257
    Retained earnings                                                                           66,760         53,329
    Treasury stock (5,000 shares)                                                                  (61)           (61)
    Deferred compensation                                                                         (250)          (434)
    Cumulative translation adjustment                                                             (265)             -
---------------------------------------------------------------------------------------------------------------------
        Total shareholders' equity                                                             103,176         88,225
---------------------------------------------------------------------------------------------------------------------
                                                                                             $ 318,119      $ 227,988
=====================================================================================================================


The accompanying notes are an integral part of these statements.


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

CONSOLIDATED STATEMENTS OF INCOME
MASLAND CORPORATION
(In thousands, except per share data)

                                                                                          FOR THE 363   For the year
                                                                                           DAYS ENDED      ended
                                                                                        JUNE 27, 1996   June 30, 1995
                                                                                          (Unaudited)
---------------------------------------------------------------------------------------------------------------------
Net sales                                                                                  $   484,615    $   496,613
Cost of sales                                                                                  398,293        405,421
Selling, general and administrative expenses                                                    48,448         42,088
Amortization of goodwill                                                                         2,332          2,134
---------------------------------------------------------------------------------------------------------------------

    Operating income                                                                            35,542         46,970
Interest expense                                                                                 4,148          4,181
Other (income) expense, net                                                                       (321)         1,025
---------------------------------------------------------------------------------------------------------------------

    Income before provision for income taxes, and
    minority interests in consolidated subsidiaries,                                            31,715         41,764
Provision for income taxes                                                                      12,598         17,261
Minority interests in consolidated subsidiaries                                                  3,244          3,252
---------------------------------------------------------------------------------------------------------------------

Net income                                                                                      15,873         21,251
=====================================================================================================================

Earnings per common share                                                                  $      1.13    $      1.53
=====================================================================================================================


Weighted average shares used in computation
 of earnings per common share                                                               14,031,119     13,910,339
=====================================================================================================================



The accompanying notes are an integral part of these statements.


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

CONSOLIDATED STATEMENTS OF CASH FLOWS
MASLAND CORPORATION
(In thousands)

                                                                                           FOR THE 363    For the year
                                                                                            DAYS ENDED       ended
                                                                                         JUNE 27, 1996   June 30, 1995
                                                                                           (Unaudited)
----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                                   $  15,873     $   21,251
Adjustments to reconcile net income to net cash
provided by operating activities-
    Depreciation and amortization                                                               19,826         15,239
    Amortization of deferred stock compensation                                                    184            182
    Provision for deferred income taxes                                                           (189)         2,749
    Minority interest                                                                            3,249          3,252
    Other                                                                                       (4,422)        (1,455)
    Net change in working capital items                                                         (1,477)       (10,978)
----------------------------------------------------------------------------------------------------------------------
        Net cash provided by operating activities                                               33,044         30,240
----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment                                                     (28,408)       (21,994)
Proceeds from sale of property, plant and equipment                                               (266)         4,582
Investments in unconsolidated affiliates                                                       (23,360)             -
Acquisitions, net of cash acquired                                                             (26,500)       (12,148)
Proceeds from sale of non-automotive inventories
 and accounts receivable                                                                             -          2,069
----------------------------------------------------------------------------------------------------------------------
        Net cash used in investing activities                                                  (78,534)       (27,491)
----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock and warrants issuances                                                1,601            999
Purchase of treasury stock                                                                           -            (61)
Dividends on common stock                                                                       (2,442)        (2,677)
Borrowings (repayments) of long-term debt, net                                                  57,578         (2,931)
Net short-term borrowings                                                                            -         (6,970)
----------------------------------------------------------------------------------------------------------------------
        Net cash used in financing activities                                                   56,737        (11,640)
----------------------------------------------------------------------------------------------------------------------
Cumulative translation adjustment                                                                 (265)             -
NET CHANGE IN CASH AND CASH EQUIVALENTS                                                         10,982         (8,891)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                 3,702         12,593
----------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                                     $  14,684     $    3,702
======================================================================================================================
CHANGES IN WORKING CAPITAL, NET OF EFFECTS OF ACQUISITIONS:
Trade accounts receivable                                                                    $ (11,985)    $   (5,744)
Inventories                                                                                      4,866         (1,506)
Other current assets                                                                            (2,519)            55
Accounts payable                                                                                 8,243          3,683
Other current liabilities                                                                          (82)        (7,466)
----------------------------------------------------------------------------------------------------------------------
                                                                                             $  (1,477)    $  (10,978)
======================================================================================================================
SUPPLEMENTARY DISCLOSURE:
Cash paid for interest                                                                       $   4,956     $    4,517
======================================================================================================================
Cash paid for income taxes                                                                   $   6,215     $   16,213
======================================================================================================================



The accompanying notes are an integral part of these statements.


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
                              MASLAND CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION
The condensed consolidated financial statements of Masland Corporation (the "Company") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). The information furnished in the condensed consolidated financial statements is unaudited. However, in the opinion of the Company, the information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial statements. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended June 30, 1995 included in the Company's 1995 Annual Report to shareholders.

(2) ACQUISITION
In June, 1996, the Company acquired all of the outstanding common stock of Dexter Corporation ("Dexter") for a purchase price of $26 million. The acquisition was accounted for as a purchase and accordingly, the assets purchased and liabilities assumed have been included in the accompanying balance sheet as of June 27, 1996. The operations of Dexter since the date of acquisition were not material.

(3) SUPPLEMENTAL BALANCE SHEET INFORMATION
Inventories
Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Finished goods and work-in-process inventories include material, labor and manufacturing overhead costs. Inventories are comprised of the following (in thousands):

                                                        JUNE 27,  June 30,
                                                           1996      1995
--------------------------------------------------------------------------
Raw materials                                           $  8,313  $  8,974
Work-in-process                                            4,171     5,740
Finished goods                                             8,624     7,757
--------------------------------------------------------------------------
                                                          21,108    22,471
Less:  reserves                                           (1,346)   (1,504)
--------------------------------------------------------------------------
                                                          19,762    20,967
==========================================================================


Property, Plant and Equipment
Property, plant and equipment are stated at cost and includes funds borrowed to finance construction. Depreciation is provided on a straight-line basis. A summary of property, plant and equipment is shown below (in thousands):

                                                        JUNE 27,  June 30,
                                                           1996      1995
--------------------------------------------------------------------------
Land and improvements                                   $  2,889   $ 4,159
Buildings and improvements                                36,367    25,046
Machinery and equipment                                  154,766   115,779
--------------------------------------------------------------------------
Total property, plant and equipment                      194,022   144,984
Less accumulated depreciation                            (61,243)  (38,556)
--------------------------------------------------------------------------
Net property, plant and equipment                       $132,779  $106,428
==========================================================================


Long-Term Debt
Subsequent to the acquisition of the Company by Lear (see Note 4), all of the long-term debt of the Company was either assumed or paid off by Lear. Long term debt is comprised of the following (in thousands):

                                                        JUNE 27,  June 30,
                                                           1996      1995
--------------------------------------------------------------------------
Revolving credit facility                               $ 93,100  $ 32,000
Term loans - Mexico                                          665     3,187
Industrial revenue bonds                                   3,000     4,000
--------------------------------------------------------------------------
                                                          96,765    39,187
Less current portion                                      (1,000)   (2,179)
--------------------------------------------------------------------------
                                                        $ 95,765  $ 37,008
==========================================================================


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

                              MASLAND CORPORATION
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)




(4) SUBSEQUENT EVENT
On June 27, 97% of the issued and outstanding shares of common stock of the Company were acquired by Lear Corporation ("Lear") pursuant to an offer to purchase which was commenced on May 30, 1996. On July 1, 1996, the remaining issued and outstanding shares of common stock of the Company were acquired by Lear and Masland merged with and into Lear becoming a wholly-owned subsidiary of Lear.












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